                                                                Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS WILL COMPLETE KTI TRANSACTION AS PURCHASE, RATHER THAN POOLING OF INTERESTS

     RUTLAND, VERMONT (September 23, 1999)--Casella Waste Systems, Inc. (Nasdaq: CWST) announced today that it will complete its merger with KTI (Nasdaq: KTIE) as a tax-free stock purchase, rather than a pooling of interests as originally planned.

     The boards of directors of both companies have approved an amendment to the terms of the merger agreement reflecting the change.

     "Over both the short- and long-term, completing the merger under purchase rules of accounting gives us greater strategic flexibility to deliver the overall performance we expect for our shareholders," John Casella, chairman and chief executive officer of Casella Waste Systems, said.

     Because of the change in accounting treatment, KTI's results of operations will consolidate only with Casella Waste Systems' results from the point of the merger forward.

     In addition, the company also said it expects the change will not have any negative impact on earnings per share on a post-merger basis.

     Casella Waste Systems, headquartered in Rutland, Vermont, is a regional, integrated, non-hazardous solid waste services company that provides collection, transfer, disposal and recycling services in Vermont, New Hampshire, Maine, Massachusetts, upstate New York, and northern Pennsylvania.

     For further information, contact Joseph Fusco, Vice President; Jerry Cifor, Sr. Vice President and Chief Financial Officer at (802) 775-0325; or visit the company's website at www.casella.com.


     THIS PRESS RELEASE, ESPECIALLY WITH RESPECT TO THE CONSUMMATION OF THE MERGER AND ITS FINANCIAL AND OPERATIONAL IMPACT AND PROJECTED FINANCIAL RESULTS, CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. AMONG THE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS ARE A SUBSTANTIAL DELAY IN THE EXPECTED CLOSING OF THE TRANSACTION, KTI'S OPERATING RESULTS, THE COMBINED COMPANY'S ABILITY TO REALIZE EXPECTED SYNERGIES FROM THE TRANSACTION, THE ABILITY TO SUCCESSFULLY INTEGRATE THE TWO COMPANIES AND OTHERWISE TO MANAGE GROWTH, A HISTORY OF LOSSES, THE ABILITY TO IDENTIFY, ACQUIRE AND INTEGRATE ACQUISITION TARGETS, DEPENDENCE ON MANAGEMENT, THE UNCERTAIN ABILITY TO FINANCE THE COMPANY'S GROWTH, LIMITATIONS ON LANDFILL PERMITTING AND EXPANSION AND GEOGRAPHIC CONCENTRATION, A GENERAL ECONOMIC DOWNTURN, CHANGES IN THE LAW AND REGULATIONS RELATING TO THE ENVIRONMENT, COMPETITION, AND THE RISK FACTORS DETAILED FROM TIME TO TIME IN CASELLA WASTE SYSTEMS' AND KTI'S PERIODIC REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.